Exhibit 10.2
                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT made as of the 1st day of February 2000, by and between ROBINSON LABORATORIES, INC., a New Hampshire corporation (hereinafter the "Seller") and HERLEY INDUSTRIES, INC., a Delaware corporation (hereinafter the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller is engaged in the business of manufacturing and selling microwave components and desires to sell to Buyer its business (the "Business") and substantially all of its assets, as herein provided (the "Assets"), and Buyer desires to purchase the Business and Assets, at the price and on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the mutual representations, covenants and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                           Purchase and Sale of Assets

         Subject to the terms and conditions hereof and based upon the representations, warranties, covenants and agreements of the parties hereafter set forth, Buyer hereby agrees to purchase and accept from Seller, and Seller agrees to sell, assign, transfer and convey to Buyer on the Closing Date (as hereinafter defined) all of the Assets, including without limitation, all of the tangible and intangible assets, rights, interests and properties of every kind and nature, wherever located and by whomever possessed, owned by Seller as of the date hereof (together with any proceeds thereof or any payment thereon which may be received by Seller subsequent to the date hereof), free and clear of all security interests, liens and encumbrances, except as otherwise set forth in the Disclosure Schedule attached hereto, including, without limitation, the following:

         1.1. All machinery and other equipment, telephone systems, vehicles, furniture, fixtures, leasehold interests and improvements and fixed assets of Seller of any kind whatsoever, including without limitation those assets reflected on the Balance Sheet of Seller at September 30, 1999 and the fixed assets described on Schedule 1.1 attached hereto.

         1.2. All catalogues, shipping and office supplies, books of account and other financial records necessary to or useful in the continued operation of Seller's Business, customer lists and vendor lists, customer backlogs, telephone numbers and telephone directory listings, the name ROBINSON LABS and any variation thereof, all rights under any contracts subject to consents required for assignment of government contracts, licenses and permits, the Business of Seller as a going concern, and all intangible assets of Seller of any kind whatsoever, including without limitation, all trade secrets, and all patents, trademarks, tradenames, and applications therefor and the goodwill associated therewith, all licenses, sublicenses granted or obtained with respect thereto, and all rights thereunder, all



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remedies  against  infringement  thereof,  all rights to protection of interests therein under the law of all applicable jurisdictions, and the patents, copyrights, licenses and rights listed in Schedule 1.2 attached hereto; and

         1.3. All other assets, property and rights of Seller of any kind whatsoever, including but not limited to, cash, tax refunds, accounts receivable and prepaid expenses.

         1.4. Notwithstanding the foregoing, the Assets shall not include the following assets of the Seller: (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer, and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, or (ii) the rights of the Seller under this Asset Purchase Agreement (hereinafter the "Excluded Assets").

                                   ARTICLE II

             Payment of Purchase Price ans Assumption of Liabilities

         Subject to the terms and conditions set forth in this Agreement, Buyer shall, in full consideration of the Assets to be sold and assigned to Buyer:

     2.1 (a) Pay to Seller the sum of Six Million ($6,000,000) Dollars by wire transfer on the Closing date.

     Pay to Seller, 33,841 shares of Herley Industries, Inc. common stock (the "Common Stock") on the Closing Date.

     Pay to Seller, on January 31, 2001, as an earnout, 32,000 shares of Herley Industries, Inc. Common Stock under the following conditions:

     If the business conducted by the Buyer as the successor and continuation of the Business conveyed hereunder (the "Successor Business") books new orders, at prices reasonably satisfactory to the Buyer, totaling $9,000,000 in the twelve month period beginning February 1, 2000 and ending January 31, 2001;

     (d) Pay to Seller, on January 31, 2001, 65,841 shares of Herley Industries, Inc. Common Stock under the following conditions:

     If the business conducted by the Buyer as the successor and continuation of the Business conveyed hereunder (the "Successor Business") books new orders, at prices reasonably satisfactory to the Buyer, totaling $10,000,000 in the twelve month period beginning February 1, 2000 and ending January 31, 2001;

     (e) If the Successor Business fails to meet the $9,000,000 threshold of new orders by January 31, 2001, the shares described in (C) and (d) above, will not be issued to the Seller and the $6,000,000 cash payment described in Paragraph
2.1 (1) and

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the 33,841 shares described in 2.1 (b) above shall constitute the full and final payment for all of the Assets of the Seller. If the Successor Business meets the threshold by January 31, 2001, the Seller will receive the shares described in
(c) above.

     (f) If the Successor Business meets the $9,000,000 threshold of new orders by January 31, 2001, but fails to meet the $10,000,000 threshold of new orders by January 31, 2001, the shares described in (d) above, will not be issued to the Seller and the $6,000,000 cash payment described in Paragraph 2.1 (a) and the 33,8941 shares described in 2.1 (b) and the 32.000 shres described in 2.1
(c) above shall constitute the full and final payment for all of the Assets of the Seller. If the Successor Business meets the threshold by January 31, 2001, the Seller will receive the shares described in (d) above.

     2.2. On the Closing Date, assume the following liabilities of Seller (the "Assumed Liabilities") and no others:

     (a). Accounts payable as listed in the attached Schedule 2.2(a), provided accounts receivable exceeds the sum of the accounts payable, and bank borrowing, by $800,000 on the closing date.

     (b). Accrued payroll, and related payroll taxes and income taxes, as identified in the attached Schedule 2.2(b).

     (c). The obligations of Seller under the capital leases listed in the attached Schedule 2.2(c).

     (d),  Other  accrued  expenses  to the  extent  set  forth in the  attached
Schedule 2.2(d). Such accruals to include, but are not limited to employees benefits (vacation, holidays, insurance, sick pay, etc.) sales representative commissions, and other normal and ordinary business obligations.

     (e). Bank indebtedness and other long-term indebtedness as listed in the attached Schedule 2.2(e).

           Except as expressly set forth in this Agreement, no other liabilities or obligations of Seller shall be assumed by Buyer.

         2.3. Any provision of this Agreement to the contrary notwithstanding, Buyer will not and does not assume the following liabilities and obligations of the Seller (the "Retained Liabilities") even if, to any extent, they were reflected in the Financial Statements and arose in connection with, were incurred by or were related to the operation of the Business:

                  (a). liabilities or obligations of Seller to any officer, director or stockholder of the Seller, whether or not owed to such person in his capacity as such, any person affiliated with any of the foregoing or any person related to or sharing a household with any of the foregoing EXCEPT for liabilities for accrued wages and salaries reflected

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in the Financial Statements and approximately $593,000 owed to Benjamin Robinson and Frank Holt which sum shall be paid at the Closing by wire transfer;

     (b). expenses incurred by the Seller in connection with the transactions

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contemplated  herein,  including,  without  limitation,  fees  and  expenses  of
Seller's counsel, advisors, and accountants;

     (c). any obligation or liability of the Seller to the Buyer;

     (d). any foreign, federal, state or local tax based on income or revenues or interest or penalties relating thereto, whether arising by reason of the sale of the Assets as herein provided or by reason of the existence or operations of the Seller prior to or after the date hereof and any sales or use taxes incurred by Seller on or prior to the Closing;

     (e). to the extent not paid for under existing insurance policies assigned to Buyer hereunder, workman's compensation claims against Seller based on occurrences prior to the Closing Date;

     (f). to the extent not paid for under existing insurance policies assigned to the Buyer hereunder, liabilities to third parties for tort and product liability claims made against Seller prior to the Closing Date based upon occurrences prior to the Closing Date;

     (g). all obligations of Seller incurred after the date hereof other than those incurred in the ordinary course of business;

     (h). all other liabilities or obligations of Seller to the extent any of such liabilities or obligations constitute a breach of the representations or warranties of Seller set forth in Article III hereof;

     (i). obligations or liabilities of Seller with respect to any employee option or benefit plan including, without limitation, any underfunding or termination liability;

     (j). liabilities or obligations of Seller in connection with its failure to obtain, its failure to maintain in full force and effect or its default under any approval, authorization, consent, certificate of occupancy (or local equivalent), license, franchise, order or other permit of any governmental or regulatory agency, whether federal, state, local or foreign necessary to the operation of Seller's business as presently conducted including, without limitation, the construction, alteration, operation, use or occupancy of the premises occupied by Seller, or any improvements thereon;

     (k). except to the extent expressly provided herein in Paragraphs 2.2(b) and (d) of Article II or in any other document executed contemporaneously herewith, any liabilities to employees or former employees of the Seller, and their beneficiaries, whether pursuant to agreement or otherwise, including those for salaries, bonus and employment benefits, fringe benefits, insurance, welfare, post retirement medical, medical reimbursement, deferred compensation, sick pay, termination, severance, stock option, stock purchase, accident, disability, vacation, health, medical and workers compensation insurance or benefits;

     (l). any and all environmental liabilities arising out of or resulting from any or all of the following conditions, which hereinafter are collectively referred to as the

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"pre-closing  liability conditions:" (i) the existence prior to the Closing Date of hazardous materials upon, within or beneath any of the real property, or migrating from such real property; (ii) any violations of environmental requirements premised upon, or arising out of any of the conditions described in
(i) above; (iii) any violations of environmental requirements pertaining to the use or operation of the real property or any other of the Assets prior to the Closing Date, or the conduct of operation of the business of the Seller prior to the Closing Date; and (iv) the existence of any underground storage tank (USTs) at the real property; and

     (m). any other liabilities or obligations of Seller which are not expressly assumed hereunder.

                                   ARTICLE III

                    Representations and Warranties of Seller.

         The Seller represents and warrants that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the disclosure schedules accompanying this Agreement (the "Disclosure Schedules"). The Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

         3.1. (a). Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of New Hampshire. The Seller has been qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it is required to be so qualified as set forth in Schedule 3.1(a) hereto.

                  (b).     Seller does not have any subsidiaries.

                  (c). Schedule 3.1(c) accurately sets forth the authorized and outstanding capital stock of the Seller and the name, address, and number of shares of capital stock held by each stockholder. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, exchange rights, calls, or other contracts or commitments that require the Seller to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding securities or other instruments convertible into or exchangeable for shares of common stock or capital stock or other securities of the Seller and no person or entity has any right of first refusal, preemptive right, subscription right or similar right with respect to any common stock or other securities of the Seller.

         3.2. Seller has corporate power to enter into and carry out this Agreement and related documents, has no contractual or other restriction upon its so doing and has properly secured the approval of this Agreement of its stockholders and Board of Directors; and Seller's executing officers are authorized thereby to execute this Agreement, and such other documents as may be necessary to consummate the transaction contemplated herein, subject to stockholder approval. The Agreement and related documents will be a valid and binding agreement of Seller, enforceable against Seller in accordance with their terms.

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         3.3.  Attached  hereto  as  Schedule  3.3  are  copies  of the  audited financial statements of Seller for the fiscal years ended December 31, 1996, 1997 and 1998 and unaudited financial statements for the nine months ended September 30, 1999, including the Balance Sheet of the Seller as of September 30, 1999, and Statement of Operations and Retained Earnings, and Changes of Cash Flows of the Seller, with appended notes to all such financial statements, which are an integral part of such statements (collectively the "Financials.")

                  (a). The Financials have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the financial position and results of operations of Seller at the dates and for the periods specified.

                  (b). There has been no material change in the financial condition, assets or liabilities of Seller from September 30, 1999, to the date hereof, except for changes which have occurred in the ordinary course of business, none of which have been materially adverse.

         3.4. The only real property owned by Seller are real estate leases under which Seller is a lessee are described in Schedule 3.4 attached hereto. Aside from said leases, the Seller neither owns nor has interest in or rights to any real estate.

         3.5. Schedule 3.5, attached hereto, includes a true and correct list of all fixed assets owned by Seller and a schedule of all leases of fixed assets and personal property under which Seller is lessee, all of which leases are valid and binding and not in default, by either lessor or lessee thereunder.

                  (a). Schedule 3.5(a) contains a list of all real property leases, licenses and personal property leases under which the Seller is the lessee or licensee, together with (i) the location and nature of each of the leased or licensed properties (including a legal description of all Leased Real Property), (ii) the termination date of each such lease or license, (iii) the name of the lessor or licensor and (iv) all rental and other payments made or required to be made for the year ending December 31, 1999. All leases and licenses pursuant to which the Seller leases or licenses from others real or personal property are valid, subsisting in full force and effect in accordance with their respective terms, and there is not, under any real property lease, personal property lease or license, any existing default or event of default (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or nonperformance). True and complete copies of all real property leases, licenses and personal property leases listed on Schedule 3.5(a) have been delivered to Buyer heretofore, as well as copies of any title reports, surveys or environmental reports or audits relating to any Leased Real Property. Except as set forth in Schedule 3.5(a), no such lease or license will require the consent of the lessor or licensor to or as a result of the consummation of the transactions contemplated by this Agreement. For the purposes of this Section 3.5(a), a "lease" shall include a sublease.

                  (b). Seller has not received any notice from any governmental authority that its real estate or personal property violate the provisions of any building or similar code, nor does Seller have knowledge of any basis for such a claim.


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                  (c).   Except  with  respect  to   government   contracts  and
governmental licenses and permits, no consents (except those which have already been obtained) are necessary to transfer to the Buyer any of the Assets, property or rights of the Business, including any leases or licenses of real or personal property or other rights.

         3.6. (a). The Seller has good and marketable title to all of the Assets to be acquired by Buyer hereunder and all such Assets are and will be on the Closing Date owned by Seller free and clear of any liens, encumbrances or restrictions, except as specifically reflected in Schedule 3.6 attached hereto.

                  (b). The personal property described in Schedule 3.5 and the Real Property and personal property held by the Company pursuant to the leases and licenses described in Schedule 3.5(a) comprise all of the real property and personal property used in the conduct of business of the Company.

         3.7. From and after the date of this Agreement and until the Closing Date, the Business has been and will be operated in the ordinary course consistent with past practices and there has not or will not have been:

     (a). any damage, destruction or loss, whether or not covered by insurance, which has had, or will have, a material adverse effect on the Business;

     (b). any strike, picketing or similar labor trouble which has had, or will have, a material adverse effect on the Business;

     (c). any license, sale, transfer, mortgage or other disposition of any Assets except in the ordinary course of business, or any license, sale, assignment, transfer or other disposition of any patent, copyright, trademark, license, franchise, know-how, proprietary process, formula or other intangible asset used in the Business;

     (d). any change in the benefits or compensation payable or to become payable to officers or employees in any form, including bonuses, pension, severance, etc.

     (e). any loans, advances or capital contribution to or investment in any person or entity;

     (f). any issuances or sale of any stock, bond or other corporate security;

     (g). any material adverse change in Seller's condition (financial or otherwise).

         3.8. Seller has not received any request for information, notice of claim, demand or notification that it is (or which indicates that it may be) a "potentially responsible party" with respect to the threatened or actual release of any hazardous materials; nor has it received any notice from any governmental agency with respect to any "alleged material violation" (i.e., a violation which if Seller were found liable would have a material adverse effect on Seller's Business) by it of any applicable federal, state or local environmental or health and safety statutes and regulations in connection with the Business, nor does Seller know of any basis for any investigation or proceeding against it by any federal, state or local

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environmental or health and safety enforcement agency regarding such a violation in connection with the operation of the Business. To the best knowledge of Seller, neither Seller nor any predecessor of Seller has been alleged to be in material violation of, or has been subject to any administrative or judicial proceeding pursuant to such environmental laws and regulations with respect to the Business, either now or at any time during the past ten years, and so far as Seller is aware, there are no such threatened or proposed violations with respect to the Business.

         3.9 The equipment and other personal property taken as a whole, is in good operating condition in all material respects, subject to normal wear and tear, has been operated, serviced and maintained properly within the recommendations and requirements of the manufacturers thereof (if any) and is suitable and appropriate for the use thereof made and proposed to be made by the Seller in its business and operations.

         3.10.    (a).     Schedule 3.10 lists all of the following contracts:

                         (i). any agreement (or group of related agreements) for
                    the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of goods or services, the performance of which will extend over a period of more than one year, that would result in a material loss to the Seller if terminated, or that involves consideration in excess of $50,000.00;

                         (ii). any agreement concerning a partnership or joint venture;

                         (iii). any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000.00 or under which it has imposed a security interest on any of its assets, tangible or intangible;

                         (iv). any agreement concerning  confidentiality or non-
                    competition;

                         (v). any agreement  involving  any of the  Stockholders
                    and their affiliates ;

                         (vi). any profit sharing, stock option, stock purchase,
                    stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                         (vii). any collective bargaining agreement;

                         (viii). any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $30,000.00 or providing

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                    severance benefits;

                         (ix). any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

                         (x). any agreement  under which the  consequences  of a
                    default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller; or

                         (xi).   any  other   agreement  (or  group  of  related
                    agreements) the performance of which involves consideration in excess of $30,000.00.

               (b). The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Schedule ss.3.10 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement listed. With respect to each such agreement:
          (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article 2 above), (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

               (c). Except as set forth in Schedule 3.10, there are no other material agreements or contracts to which Seller is a party or by which it is bound.

         3.11. With respect to government contracts or OEM subcontracts, there are (i) no outstanding written cure notices or show causes, (ii) any written notices of contract termination or stop work orders, (iii) any written final decision assessing a penalty or damages, (iv) any written assertion of a formal claim based on violation of government cost accounting standards or government pricing, or (v) any formal notice of proposed disallowance of indirect cost claims, any subpoena or written notice signifying government investigation.

         3.12. All inventory reflected on the Balance Sheet at September 30, 1999 is, and on the Closing Date will be, of usable quality.

         3.13. (a). To the knowledge of Seller, no executive, key employee or group of employees has any plans to terminate employment with the Seller.

                  (b). Payment in full has been made to all of its employees of all wages, salaries, commissions, bonuses, benefits, and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute, or other law has been made;


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                  (c). No facility of the Seller has been closed, there have not been any layoffs of any of their employees or implementations of any early retirement, separation, or window program within the past three years with respect to any of the Seller and its Subsidiaries, nor, are there any plans or announcements of any such action or program for the future;

                  (d). The Seller is in compliance with its obligations pursuant to the Workers Adjustment and Retraining Notification Act of 1988, as amended
(WARN), and all other notification and bargaining obligations arising under any collective bargaining agreement or statute; and

                  (e). Seller has never had any labor trouble, by which is meant employee strikes, work stoppages, slow downs or lock outs, or any threats thereof. None of Seller's employees has ever been covered by a collective bargaining agreement between Seller and any labor union.

         3.14. Schedule 3.14, attached hereto, contains a complete listing of all patents, licenses, trademarks, trade names, brand names, copyrights, logos, inventions, trade secrets, and other proprietary information used or required by Seller in connection with the carrying on and conduct of its Business, none of which, to the best knowledge of Seller, infringes the rights of others. Seller is the sole owner of or has the exclusive right to use, for the life of the proprietary rights, all patents, trademarks, service marks, trade names, copyrights, inventions, logos, trade secrets, etc. used in the Business.

         3.15.  (a).     The  Seller has, to the date  hereof, properly accrued,
and will pay when due, all federal, state and other tax liabilities of Seller.

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                  (b). The Seller has filed all tax returns that it was required to file. All such tax returns were correct and complete in all respects. All taxes owed by the Seller (whether or not shown on any tax return) have been paid. The Seller is not the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where the Seller does not file tax returns that it is or may be subject to taxation by that jurisdiction.

                  (c). The Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (d). The Seller does not expect any authority to assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which the Seller has knowledge. Schedule 3.15 lists all federal, state, local, and foreign income tax returns filed with respect to the Seller for taxable periods ended on or after December 31, 1989, indicates those tax returns that have been audited, and indicates those tax returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since December 31, 1989.

                  (e).  The Seller has not waived any  statute of limitations in
respect  of   taxes  or agreed  to any extension  of time  with respect to a Tax assessment or deficiency.

                  (f). The Seller has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Seller is not a party to any tax allocation or sharing agreement. The Seller has not been a member of an Affiliated Group filing a consolidated federal income tax return or (B) has any liability for the taxes of any third person under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (g). The Seller's election to be treated as an S corporation pursuant to ss.1362(a) of the Code is currently valid and, with respect to tax returns for taxable periods ended on or after December 31, 1989, the Seller is not aware of any facts which could form a basis for the termination of such election.

         3.16. Seller has complied in all material respects with all laws, rules regulations, ordinances, judgments, decrees and orders of federal, state and local authorities and agencies applicable to its Business, the violation of which could result in liability to Seller of $2,000 or more. Seller has substantially complied with all requirements under necessary permits, authorizations, or licenses and has, as of the date hereof, secured such permits, authorizations and licenses.

         3.17. Except as set forth on Schedule 3.17, there are no actions at law or in equity pending or, to the best knowledge of Seller, threatened against or adversely affecting Seller or any of its assets, and there are no proceedings pending or, to the best knowledge of Seller, threatened against Seller by or before any governmental board, department, commission or agency. Schedule 3.17 sets forth each instance in which the Seller
(i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 3.17 could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller. The Seller does not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against it.

     3.18. (a). To the best of the knowledge of Seller, none of the real property owned or leased by Seller and none of the real property previously owned or leased by Seller or any of its predecessors has been used at any time:

                         (i). as a site for the storage or disposal of waste (including, without limitation, as that term is used in the Resource Conservation Recovery Act ( "RCRA") (42 U.S.C. 901 et seq);

                         (ii). so as to cause a violation of or to give rise to a removal or restoration obligation or liability for the costs of removal or restoration by others, or liability for damages to others, under any statute, ordinance, order, decree, or under the common law of any state, federal, municipal or other governmental entity, body or agency having jurisdiction over any of the real property or any such previously owned or leased property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA") (42 U.S.C. 9601 et seq.), or any similar Environmental Requirement;

 nor has any such violation, obligation or liability been created by the removal by or at the request of the Seller or, to the best knowledge of the Seller, any of its predecessors of any waste from the real property or such leased or previously owned or leased properties, the disposition of such removed waste or by reason of the discontinuance of operations of any business conducted at the real property or the previously owned or leased properties.

         (b). To the best knowledge of the Seller, none of the real property owned or leased by Seller and none of the real property previously owned or leased by Seller or any of its predecessors has been used at any time for the storage of hazardous materials in USTs.

         (c). Seller has delivered to Buyer true, complete and correct copies or results of any reports, studies or tests in the possession of or initiated by Sellers pertaining to the existence of hazardous materials and other environmental concerns at any part of the real property or any properties previously owned or leased by Seller or any of its predecessors or concerning compliance with or liability under laws relating to toxic waste and other environmental matters in the operation of the business and properties of the Seller or any of its predecessors.

         3.19. (a). All notes and accounts receivable of the Seller are set forth on Schedule 3.19 and are reflected properly on its books and records, are valid receivables subject to no setoff or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

     (b). Seller has no reason to believe that the accounts receivable being conveyed to Buyer hereunder are uncollectible, except as set forth in attached
Schedule 3.19.

         3.20. Seller is not in default, or alleged to be in default, under any agreement, instrument or obligation, which singly or in the aggregate might have an adverse effect on the Seller's Business or condition. There is no default by any party with whom the Seller has an agreement, which is of material importance to the Seller's Business or condition.

         3.21. Except with respect to government contracts and customer contracts, licenses and permits for which consent is required, there is no material asset, property or right used or required by the Buyer in the conduct of the Business which is not being conveyed, transferred, or assigned to Buyer under this Agreement.

     3.22. (a). Except as set forth on Schedule 3.22 (a), neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of Seller

                  (b) Except as set forth on Schedule 3.22(b). neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates or is in conflict with or constitutes a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any person of any of its or their obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in, the creation or imposition of any lien or encumbrance upon any property or assets of Seller under any agreement or commitment to which Seller is a party or by which any of its property or assets is bound, or to which any of the property or assets of the Seller is subject; or violates any statute, law, regulation, rule, judgment or order of any court or other governmental body.

     3.23. The insurance coverage of Seller is adequate for the Assets, Business and operations of Seller and is as set forth in Schedule 3.23.

     3.24. Seller has not employed any broker, finder, investment banker or financial advisor as to whom the Seller may have an obligation to pay monies, or incurred any liability for any brokerage fees or commissions or for any finders' investment banking or financial advisory fees for which the Seller may be responsible in connection with the transactions contemplated hereby.

     3.25. (a). Seller's products do not contain any computer programs. Seller's key financial and operational computer programs have been reviewed and, where required, detailed plans have been developed and have been and are being implemented on a schedule intended to permit the Seller's computer programs to be Year 2000 Compliant.

                  (b). To the best of its knowledge, Seller has not received any communications from any of its suppliers or customers relating to the possibility that any of their computer programs (including those contained in any of their products) are not or will not be Year 2000 Compliant.

                  (c). Seller has not given any warranties or undertakings to any of its customers to the effect that Seller or any of its computer programs are Year 2000 Compliant except test software and operating systems.

                  (d). For purposes of this Agreement, "Year 2000 Compliant" shall mean that: (i) the occurrence in or use by computer programs of dates before, on or after January 1, 2000 will not adversely affect the performance of such programs with respect to date- dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing); (ii) such programs will not abnormally end or provide invalid or incorrect results as a result of date-dependent data; and (iii) such programs can accurately recognize, manage, accommodate and manipulate date-dependent data, including, without limitation, single and multi-century formulas and leap years.

         3.26 Each product manufactured, sold, leased, or delivered by the Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the most recent balance sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller. No product manufactured, sold, leased, or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

     3.27 Schedule 3.27 includes copies of the standard terms and conditions of sale or lease for the Seller (containing applicable guaranty, warranty, and indemnity provisions).

     3.28 The Seller does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

     3.29 (a). Schedule 3.29 lists each Employee Benefit Plan that the Seller maintains or to which the Seller contributes.

                  (b). Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (c). All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (d). Except as set forth on Schedule 3.29, the Seller does notmaintain or contribute to, nor has it ever has maintained or contributed to, or has it ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

                  (e). The Seller has delivered to the Buyer correct and complete copies of the plan documents and Summary Plan Descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (f). No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. The Seller does not have any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                  (g). All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

         3.30. No representation or warranty made in this Agreement by the Seller, and no statement, schedule or certificate furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                     Representations and Warranties of Buyer

         Buyer represents and warrants to Seller that:

     4.1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power to carry on its business as now conducted and will continue to be so on the Closing Date. Buyer has corporate power to enter into and carry out this Agreement, has no contractual or other restriction upon its so doing, and has properly secured the approval of its Board of Directors to do so, no other approval being required. Buyer's executing officers are authorized thereby to execute this Agreement, and such other documents as may be necessary to consummate the transactions contemplated herein.

     4.2. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of Buyer; violates or is in conflict with or constitutes a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any person of any of its or their obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any lien or encumbrance upon any property or assets of Buyer under any agreement or commitment to which Buyer is a party or by which any of its property or assets is bound, or to which any of the property or assets of the Buyer is subject; or violates any statute, law, regulation, rule, judgment or order of any court or other governmental body.

         4.3. Buyer will use all reasonable efforts to release Seller and Benjamin Robinson as guarantor of corporate debt from those liabilities which Buyer has expressly agreed to assume under this Agreement.

         4.4. No representation or warranty made in this Agreement by the Buyer, and no statement, schedule or certificate furnished or to be furnished to the Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to a state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V

                 Operations of Business Since September 30, 1999

         Since September 30, 1999, the Seller has adhered to the following restrictions:

         5.1. Seller has conducted the Business in the ordinary and usual course and has used its best efforts to maintain the Business and the goodwill thereof in accordance with its prior practice.

         5.2. Seller has maintained the Assets owned or leased by Seller in the same condition as the same were on September 30, 1999, reasonable wear and tear excepted and dispositions in the ordinary course of business, which dispositions have not been material in the aggregate.

     5.3. Seller has not mortgaged, pledged or subjected to any lien or encumbrance any of the Assets or suffered or permitted, any of the Assets to become encumbered or subject to any lien.

         5.4. Seller has not made or declared any distribution, transfer or dividend to its shareholders, or sold or disposed of, or made any offer, agreement or contract relating to the sale or disposition of, any of the Assets or any assets of a similar nature acquired by Seller since September 30, 1999 (with the further exception of those which have been disposed of in the ordinary course of business consistent with historical practice.)

         5.5. Seller has not incurred or become liable for any obligation or liability except current liabilities incurred in the ordinary course of business consistent with historical business practices.

     5.6. Seller has not made increases in employees' salaries or benefits subsequent to September 30, 1999, except as set forth in the attached Schedule 5.6.

         5.7. Seller has paid or accrued all operating costs since September 30, 1999, including but not limited to all wages and salaries as the same shall have become due and payable, any premiums due on employee health insurance and other insurance policies, utility bills, rents, all payments required for merchandise and services received during such period, and all other expenses of the type ordinarily and reasonably incurred by Seller's business since December 31, 1999.

                                   ARTICLE VI

                   Conditions to Obligation of Buyer to Close

         The obligation of Buyer to purchase the Assets and otherwise to consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived by Buyer in whole or in part):

     6.1. Buyer has completed its due diligence review and has determined in its reasonable and good faith judgment to complete the transaction.

         6.2. There shall have occurred no material adverse change to the Business since the date of this Agreement (whether or not covered by insurance) , in each case taken as a whole, except for changes contemplated by this Agreement or by any of the contracts and changes otherwise occurring in connection with the transactions contemplated hereby.

         6.3. All required consents, including the consent of each of its stockholders in the form of Exhibit "A" hereto, but excepting customer novation or consent agreements, shall have been duly obtained or obviated, except where
(i) the failure to obtain any such required consents would not reasonably be expected to subject Buyer to any material penalty or loss, including loss of partial revenue, or (ii) such required consent relates to an assigned contract or a related assumed liability, as to which the parties will proceed pursuant to
Article VIII.

         6.4. The representations and warranties of Seller set forth in Article III shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made as of such date.

         6.5. Seller shall have complied with and performed, in all material respects, all obligations required by this Agreement to be complied with or performed by Seller on or before the Closing Date.

         6.6. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, to the effect that the conditions set forth in Paragraphs 6.3 and 6.4 have been satisfied.

         6.7. Buyer shall have entered into an Employment Agreement with Benjamin Robinson, in conformity with the form of agreement annexed hereto as Exhibit "B".

     6.8. Seller's accounts receivable shall exceed its accounts payable and bank debt by at least $800,000.

     6.9. Benjamin Robinson shall have entered into an Indemnification Agreement in the form annexed hereto as Exhibit "C".

         6.10 Seller shall have complied with the conditions of Paragraphs 9.3, 9.4, 9.5, and 9.6 of Article IX.

         6.11. The Closing shall have taken place no later than February 1, 2000, with the effective date of the transaction to be January 3, 2000, unless otherwise agreed to by the parties.

                                   ARTICLE VII

                   Conditions to Obligation of Seller to Close

         The obligation of Seller to sell the Assets to Buyer and otherwise to consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived by Seller in whole or in part);

         7.1.     Reserved.

         7.2. The representations and warranties of Buyer set forth in Article IV and the representations and warranties of Buyer set forth in the other instruments shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made as of such date.

         7.3. Buyer shall have complied with and performed, in all material respects, all obligations required by this Agreement to be complied with or performed by Buyer on or before the Closing Date.

         7.4. Buyer shall have delivered to Seller a certificate dated as of the Closing Date, to the effect that the conditions set forth in Paragraphs 7.2 and
7.3 of this Article VII above have been satisfied.

         7.5. Buyer shall have entered into an Employment Agreement with Benjamin Robinson, in conformity with the form of agreement annexed hereto as Exhibit "B".

         7.6. Buyer shall have complied with the conditions of Paragraphs 9.7 and 9.8 of Article IX.

         7.7.     The Closing shall take place no later than February 1, 2000.

                                  ARTICLE VIII

                         Best Efforts to Obtain Consents

         8.1. Where required, Seller and Buyer shall notify Seller's customers and suppliers that Seller's obligations under its contracts, including government contracts, will, after the closing, be performed by Buyer. After the Closing, Seller will use its best efforts to obtain the consents of any parties to the contracts. Seller and Buyer will cooperate and use their best reasonable efforts to obtain
(i) novation agreements to the extent required by law to each government contract ("Novation Contracts") as soon as reasonably possible, (ii) any security clearances, licenses or similar permits required to operate any facility or conduct any portion of the Business and (iii) all other consents, approvals, novations, and waivers necessary to convey to Buyer any of the Assets which are not required by law or by contact to be obtained prior to the Closing Date, (All Novation Contracts and other consents, security clearances, permits, approvals and waivers described in (i), (ii) and (iii) above are hereinafter referred to as "Post-closing Consents".)

         8.2. To the extent that the assignment by Seller and the assumption by Buyer of any contracts included within the Assets shall require the consent or approval of any third party, this Agreement shall not constitute an assignment and/or assumption thereof if such attempted assignments or assumption would constitute a breach thereof.

         8.3. Until (i) any Novation Contract legally required with respect to any government contract has been executed and delivered and (ii) Seller and Buyer have obtained any Post-closing Consents necessary to convey to Buyer any contract not requiring a Novation Contract pursuant to Section 1 of this Article VIII above, Buyer on behalf of Seller, from and after the Closing Date shall assume and perform (as a subcontractor to Seller in the case of government contracts) and Buyer shall assume and perform, for the benefit of the issuer thereof or other party or parties thereto, the liabilities, responsibilities and obligations of Seller thereunder (other than the liabilities, responsibilities and obligations of Seller under Section 4 of this Article VIII.)

         8.4. Until Seller and Buyer have obtained any Novation Contracts or Post-closing Consents necessary to convey to Buyer any contracts, including government contracts pursuant to Section 1, Seller from and after the closing will (i) promptly transmit to Seller's government contract customers, Seller's invoices based upon the invoices submitted by Buyer to Seller pursuant to
Section 5 of this Article VIII, (ii) receive payments tendered to Seller by such government contract customers and promptly remit such payments to Buyer, (iii) enforce for the benefit of Buyer all rights of Seller under any government contract, and (iv) take any other reasonable actions necessary to allow Buyer to perform its obligations and derive its benefits as a subcontractor under the government contracts.

         8.5. From and after the Closing Date and until the applicable Post-closing Consents are obtained, Buyer shall take all reasonable action necessary to allow Seller to perform its obligations under the government contracts, including but not limited to promptly submitting invoices to Seller for such payments or reimbursements as are appropriate in accordance with the respective terms of such government contracts.

                                   ARTICLE IX

                                   The Closing

     9.1. The Closing hereunder shall take place at the offices of Herley-MDI on February 1, 2000 at 10:00 a.m., (the "Closing Date".)

         9.2. On the Closing Date, (a) Seller shall transfer the Assets to Buyer by good and sufficient assignment and bill of sale in the form of Exhibit "D" hereto and such other documents and instruments of conveyance as are reasonably satisfactory to counsel for Buyer; and (b) Buyer shall deliver to Seller the cash payment payable on the Closing Date (by cashier's check or wire transfer) and duly executed instrument evidencing the assumption by Buyer of the Assumed Liabilities in the form of Exhibit "E" hereto.

         9.3. Seller shall furnish to Buyer, on the Closing Date, a certificate of Seller dated the Closing Date and executed by its President stating that all of Seller's representations, warranties and covenants contained herein are true and correct as of the Closing Date.

         9.4. Except as otherwise provided in Article VII, Seller shall have received on or prior on or prior to the Closing Date, all required consents of third parties to the consummation of the transactions provided for herein, including consents to the assignment of the Leases, or a new building lease, material contracts, leases and agreements, and delivered its certificate of its President to such effect to buyer, except for U.S. Government contracts and sub-contracts from prime contractors.

         9.5. Seller shall furnish to Buyer on the Closing Date resolutions duly adopted and carried by its directors and stockholders authorizing the execution, deliver and performance of this Agreement, certified by its secretary.

         9.6. Seller shall furnish to Buyer, on the Closing Date, an opinion of counsel for Seller in form and substance reasonably satisfactory to counsel for Buyer to the effect that:

                  (a). Seller is a corporation duly organized, existing and in good standing under the laws of the State of New Hampshire, with corporate power to enter into and perform this Agreement and transfer the Assets as provided for herein;

                  (b). This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and enforceable obligation of Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

                  (c). To the best of counsel's knowledge, this Agreement and the carrying out of the transactions provided for herein will not violate any charter, bylaw, or other corporate restriction, agreement or arrangement to which Seller is a party or to which it is subject; and

                  (d). The bills of sale and other documents of conveyance and transfer delivered to Buyer by Seller on the Closing Date have been duly authorized, executed and delivered by Seller and are adequate under the laws of New Hampshire and any other applicable law to effect such conveyance and transfer.

         9.7. Buyer shall furnish to Seller, on the Closing Date, a certificate of Buyer dated the Closing Date and executed by its President or one of its Vice Presidents stating that all of Buyer's representations, warranties and covenants contained herein are true and correct as of the Closing Date.

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



         9.8 Buyer shall furnish to Seller, on the Closing Date, an opinion of counsel for Buyer in form and substance reasonably satisfactory to counsel for Seller to the effect that:

                    (a). Buyer is a corporation duly organized,  existing and in good standing under the laws of the State of Delaware with corporate power to enter into and perform this Agreement.

                    (b). This Agreement has been duly  authorized,  executed and delivered by Buyer and constitutes a legal, valid and enforceable obligation of Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                    (c). To the best of counsel's knowledge,  this Agreement and the carrying out of the transactions herein provided for will not violate any charter or other corporate restriction, agreement or arrangement to which Buyer is subject; and

                  Concurrent with the  closing  of this  transaction,  the Buyer undertakes to notify the American Stock Transfer and Trust to issue Herley Stock certificates as follows:

                           Benjamin Robinson                     31,841 shares

                           Frank Holt                             2,050 shares

                                            Total shares         33,841 shares

         These certificates will be endorsed or stamped with the following legend:

                            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTIONS CONTAINED IN THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER OF THESE SECURITIES, OR ANY INTEREST THEREIN, MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT."

                                   ARTICLE X.

         Survival of Representations and Warranties and Indemnification

     10.1.   Survival  of   Representations   and   Warranties   of  Seller  and
Indemnification.

                    (a). The representations, covenants and warranties of Seller contained in the Agreement or any Exhibit attached hereto or any certificate delivered pursuant hereto (the

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



               "Representations and Warranties") shall survive the Closing Date.

                    (b). Notwithstanding any investigation or Seller on the Assets or Business which is made by or on behalf of Buyer prior to the Closing Date, Seller shall indemnify, defend, and hold harmless Buyer against any loss, expense (including reasonable cost of investigation and legal fees), or other damage resulting from (i) any material breach by Seller of any of their warranties, representations or agreements contained herein, (ii) any action or claim which is brought or asserted by third parties against Buyer or any successor arising out of the conduct of Seller (except by assumed Liabilities expressly assumed by Buyer pursuant to Article II hereof) or on account of the non-compliance by Seller or Buyer with the provisions of any so-called Bulk Sales Law applicable to the conveyance to Buyer of the Assets, or (iii) any failure by Seller to perform any covenant, undertaking or obligation hereunder.

                    (c). If any action or claim shall be brought or asserted against Buyer or any successor in respect of which indemnity may be sought from Seller pursuant to paragraph 10.1(b) of this
               Article X, Buyer shall timely notify Seller and Seller shall assume the defense thereof, including the employment of counsel reasonably satisfactory to Buyer, and the payment of all expenses. Buyer shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fee and expenses of such counsel shall be at the expense of Buyer unless (i) the employment thereof shall have been specifically directed by Seller, or (ii) Seller shall have elected not to assume the defense and employ counsel. For the purpose of this section, notice given within thirty (30) days after the occurrence giving rise to the right of indemnification shall be "timely" but notice given later than such thirty (30) days shall not terminate a party's right to indemnification unless the party receiving such notice can demonstrate that its rights have been adversely affected in a material fashion by such allegedly untimely notice.

                    (d). Except  obligations and liabilities  arising because of fraud or arising under Paragraphs 3.1 (1), 3.1(C), 3.2 or 3.22(a) of this Agreement, the indemnity liability of the Seller herein shall not exceed the amount of $500,000, and such liability shall lapse after two years.

     10.2.   Survival   of   Representations   and   Warranties   of  Buyer  and
Indemnification.

                  (a). The representations and warranties of Buyer contained in this Agreement or any Exhibit attached hereto or any certificate delivered pursuant hereto (the "Representations and Warranties") shall survive the Closing Date.

                  (b). Notwithstanding any investigation of Buyer which is made by or on behalf of Seller prior to the Closing Date, Buyer shall indemnify, defend, and hold harmless Seller against any loss, expense (including reasonable cost of investigation and legal fees), or other damage resulting from (i) any breach by Buyer of any of its warranties, representations or agreements contained herein (ii) any failure by Buyer to perform any covenant, undertaking or obligation hereunder, or (iii) any action or claim brought or asserted, by third parties against Seller which relates to the conduct of the Business by Buyer after the Closing Date.

                  (c). If any action or claim shall be brought or asserted against Seller or any

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



successor in respect of which indemnity may be sought from Buyer pursuant to Paragraph 10.2(b) of this Article X. Seller shall timely notify Buyer and Buyer shall assume the defense thereof, including the employment if counsel reasonably satisfactory to Seller, and the payment of all expenses. Seller shall have the right to employ separated counsel in any such action and participate in the defense thereof, but the fee and expenses of such counsel shall be at the expense of Seller unless (i) the employment thereof shall have been specifically directed by Buyer, or (ii) buyer shall have elected not to assume the defense and employ counsel. For the purpose of this section, notice given within thirty
(30) days after the occurrence giving rise to the right of indemnification shall be "timely" but notice given later than such thirty (30) days shall not terminate a party's right to indemnification unless the party receiving such notice can demonstrate that its rights have been adversely affected in a material fashion by such allegedly untimely notice.

         (d). The indemnity liability of the Buyer herein shall not exceed the amount of $ 300,000.00, and such liability shall lapse after one (1) year.

                                   ARTICLE XI

     Covenants and Agreements Pertaining to the Period Subsequent to Closing

         11.1. (a). Promptly after the Closing the Seller shall satisfy all of its obligations and Liabilities not included within the Assumed Liabilities before paying any dividend or making any distribution with respect to its capital stock, or redeeming, purchasing, or otherwise acquiring any of its capital stock. Seller shall indemnify Buyer from, and promptly discharge or cause to be discharged as they become due, all debts, obligations and liabilities of Seller other that the Assumed Liabilities.

                  (b). Buyer shall indemnify Seller and Benjamin Robinson from, and promptly discharge or cause to be discharged as they become due, the Assumed Liabilities and those liabilities arising out of the conduct of the Business by Buyer after the Closing Date.

         11.2. Upon the request of either Buyer or Seller, the other party will execute and deliver to the requesting party all such instruments and documents of further assurance or otherwise, and will do any and all such acts and things as may reasonably be required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

         11.3. Seller and its representatives shall, upon reasonable notice and at reasonable times, have access to Seller's records which have been left in the possession of Buyer for the purpose of winding up its affairs and filing and paying its tax obligations.

         11.4. From and after the date hereof, the Seller and its officers and directors will, and Seller will cause its officers and director to, hold in a fiduciary capacity for the benefit of Buyer all confidential information, knowledge, and data relating to or concerned with the Business and shall not divulge, and shall cause such officers and directors not to divulge, any such confidential information, knowledge, or data to any person, firm, or corporation other than the Buyer,


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



         11.5. Buyer will not assign, transfer or convey the Business to any third party without requiring such third party to assume the obligations of Buyer hereunder. Such assignment, transfer or conveyance will not release or modify any of the obligations of Buyer under this Agreement.

         11.6. Buyer shall offer to hire on the Closing Date the current active employees of the Seller as employees-at-will . Buyer shall provide to the Transferred Employees (as hereinafter defined) on the day following the Closing the wage and salary levels in effect immediately prior to the Closing Date (the Compensation Program); provided, however, that the foregoing shall not preclude or interfere in any way, in the right of the Buyer to modify all or any portion of the Compensation Program to comply with applicable law or for any other reason which the Buyer, in its sole discretion, determines at any time after the Closing. Those employees who accept the Buyer's offer of employment shall be referred to as Transferred Employees, effective as of the Closing Date (or with respect to those employees on an authorized leave or disability, the date of such acceptance).

         11.7 With respect to any unused vacation time to which a Transferred Employee is entitled immediately prior to the Closing Date, the Buyer shall be liable after the Closing Date for, and shall permit Transferred Employees to take, such vacation time to the extent such vacation time is accrued on the Most Recent Balance Sheet as adjusted for the passage of time to the Closing Date in the Seller's ordinary course of business.

         11.8 The Seller shall not, at any time within the 60-day period prior to the Closing Date effectuate a plant closing or mass layoff, as those terms are defined in WARN, affecting in whole or in part any of its sites of employment facility, operating units, or employees.

         11.9 In the event the Buyer decides to engage in conduct that might trigger an obligation to provide notice under WARN, the Seller agrees to cooperate with the Buyer and take any action required to permit timely notice under WARN to any person, entity, or party entitled to notice pursuant to WARN and to take such other reasonable action as may be helpful to the Buyer in that regard.

         11.10 Transferred Employees will be eligible to participate in the Buyer's employee benefit plans and programs extended to similarly situated employees of the Buyer in accordance with the terms of such plans, and will receive service credit under the Buyer's plans for eligibility and vesting for service with the Seller.

                                   ARTICLE XII

                                  Miscellaneous

         12.1. Any notices, approvals or other communications provided for herein to be given hereunder by any party to another shall be deemed validly and properly given or made if in writing and delivered personally or sent by overnight or certified mail, return receipt requested, postage prepaid, as follows:

         If to Seller:              Robinson Laboratories, Inc.
                                    1 Tanguay Avenue
                                    Nashua, NH 03063-1741

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



         With a copy to:            Hamblett & Kerrigan, P.A.
                                    146 Main Street
                                    Nashua, NH 03060
                                    Attention: Chester H. Lopez, Inc., Esq.

         If to Buyer:               Herley Industries, Inc.
                                    10 Industry Drive
                                    Lancaster, Pennsylvania 17603
                                    Attention: Mr. Lee N. Blatt, Chairman of the
                                               Board

         With a copy to:            Blau, Kramer, Walter  & Lieberman, P.C.
                                    100 Jericho Quadrangle
                                    Jericho, New York  11753
                                    Attention: David H. Lieberman, Esq.

         Either of the parties hereto may give notice to the other at any time by the methods specified above of a change in the address at which, or the persons to whom, notices addressed to it are to be delivered in the future, and such notice shall be deemed to amend this paragraph until superseded by a later notice of the same type. Any notice given by mail as aforesaid shall be conclusively deemed to have been received by a party hereto and be effective on the third business day after the day on which mailed to the address set forth above.

         12.2. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         12.3. This Agreement may be executed in one or more counterparts, each of which shall constitute an original hereof.

         12.4. This Agreement may be modified, amended, or supplemented only by mutual written agreement of the Seller and the Buyer. Each amendment, modification or supplement shall be in writing signed by the party or parties to be charged.

         12.5. This Agreement, the Exhibits hereto and the other documents delivered hereto constitute the entire agreement of the parties in respect of the subject matter hereof and supersedes all prior statements or agreements among the parties in respect of such subject matter.

         12.6. Article headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         12.7. Whenever in this Agreement it is provided that a party hereto shall deliver an agreement or other instrument to the other of them, such agreement or instrument shall be in form reasonably satisfactory to counsel for the party to which the same is to be delivered.

         12.8. In the event of litigation to enforce this Agreement, the prevailing party shall receive and award of reasonable attorney's fees.

         12.9. This Agreement shall be construed and interpreted according to the laws of

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


the State of Delaware without regard to its conflicts of laws provisions. Any suit, action or proceeding arising out of this Agreement shall be instituted in the state or federal courts in the State of New York.

         12.10 Neither party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other Party; provided, however, that the Buyer may disclose the subject matter of this Agreement to its lenders and may make any public disclosure it believes in good faith is required by applicable law concerning its securities registered under the Securities Exchange Act of 1934, as amended (in which case the Buyer will use its best efforts to advise the Seller prior to making such disclosure).

         12.11 Simultaneously with the execution and delivery of this Agreement, each of the Stockholders of the Seller has executed the CONSENT OF STOCKHOLDERS attached hereto as Exhibit " A".

         IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be affixed and attested by their respective Secretaries as of the day, month and year first above written.

                                                    ROBINSON  LABORATORIES, INC.

(Corporate Seal)

                                                     By: ______________________
Attest:                                                       Name:
         _________________________                            Title:
         Secretary


                                                     HERLEY INDUSTRIES, INC.



(Corporate Seal)
                                                     By: ______________________
Attest:                                                       Name:
         _________________________                            Title:
         Secretary



                                       27